As filed with the Securities and Exchange Commission on November 1, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

API NANOTRONICS CORP.

(Exact name of Registrant as Specified in its Charter)

Delaware	98-0200798
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

505 University Avenue, Suite 1400

Toronto, Ontario Canada M5G 1X3

(416) 593-6543

(Address of Principal Executive Offices and Zip Code)

API NANOTRONICS CORP. 2006 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Phillip DeZwirek

Chief Executive Officer

API Nanotronics Corp.

505 University Avenue, Suite 1400

Toronto, Ontario Canada M5G 1X3

(416) 593-6543

(Name, Address and Telephone Number Including Area Code of Agent For Service)

Copy to:

Leslie J. Weiss

Sugar, Friedberg & Felsenthal LLP

30 North LaSalle Street, Suite 3000

Chicago, Illinois 60602

(312) 704-9400

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock, $.001 par value	15,000,000	$1.0455	$15,682,500	$481.45

(1)

The number of shares being registered represents the shares issuable under the API Nanotronics Corp. 2006 Equity Incentive Plan and, pursuant to Rule 416 of the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement shall also include an indeterminate number of additional shares of the Registrant’s Common Stock that may become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Computed pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for purposes of determining the registration fee, based upon the average of the bid ($1.041) and the asked ($1.05) price of the common stock on October 30, 2007.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as a prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

API Nanotronics Corp. (the “Company”) hereby incorporates by reference the following documents filed with the Commission under Section 13 or 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

•

Annual Report on Form 10-KSB for the year ended May 31, 2007 filed with the Commission on August 22, 2007 including information specifically incorporated by reference into the Form 10-KSB from our definitive proxy statement for our 2007 annual meeting of stockholders filed with the Commission on September 18, 2007;

•	The Company’s Quarterly Report on Form 10-Q for the quarter ended August 31, 2007 filed with the Commission on October 15, 2007;

•	Our Current Reports on Form 8-K filed with the Commission on June 22, 2007, July 3, 2007, July 23, 2007, August 23, 2007, October 16, 2007, October 19, 2007 and October 23, 2007;

•

The description of our common stock contained in the registration statement on Form 10-SB filed with the SEC on February 10, 2000 pursuant to Section 12(g) of the Exchange Act, together with all amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment that indicates that the securities offered hereby have been sold or that deregisters the securities offered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part of it from the respective dates of filing such documents.

Item 4.	Description of Securities

Not Applicable.

Item 5.	Interests of Named Experts and Counsel

Not Applicable.

Item 6.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law permits a Delaware corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Section 145 of the Delaware General Corporation Law further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against and incurred by such person in any such capacity, or arising out of such person’s status as such.

Our amended and restated bylaws provide that:

•	we are required to indemnify our directors, officers, employees and agents, subject to very limited exceptions; and

•	we are required to advance expenses, as incurred, to our directors, officers, employees and agents in connection with a legal proceeding, subject to very limited exceptions.

The indemnification provisions in our amended and restated bylaws may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act of 1933.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

4.1	Certificate of Incorporation of the Company. (Incorporated by reference from Form 10-SB dated February 10, 2000)

4.2	Amendment to Certificate of Incorporation dated May 20, 1999 (Incorporated by reference from Form 10-KSB filed on April 27, 2006)

4.3	Amendment to Certificate of Incorporation dated September 21, 2005 (Incorporated by reference from Form 10-KSB filed on April 27, 2006)

4.4	Amendment to Certificate of Incorporation dated November 6, 2006 (Incorporated by reference from Amendment No. 2 to Registration Statement on Form S-1 filed on November 6, 2006)

4.5	Amendment to Certificate of Incorporation dated October 19, 2007 (Incorporated by reference to Form 8-K filed on October 19, 2007)

4.6	Amended and Restated Bylaws of the Company. (Incorporated by reference from the Company’s Amendment No. 1 to Registration Statement on Form S-1, filed on October 27, 2006)

5.1*	Opinion of Sugar, Friedberg & Felsenthal LLP

10.1	The Company’s 2006 Equity Incentive Plan. (Incorporated by reference from Exhibit C to the definitive proxy statement filed on September 18, 2007)

23.1*	Consent of WithumSmith+Brown, P.C.

23.2*	Consent of BDO Dunwoody LLP

24.1*	Power of Attorney (Incorporated in the signature page of this Registration Statement)
* Filed herewith

Item 9.	Undertakings

(a) the undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario, Canada, on November 1, 2007.

API NANOTRONICS CORP.

By:	/s/ Phillip DeZwirek
Phillip DeZwirek
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Phillip DeZwirek and Jason DeZwirek and his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Phillip DeZwirek	Chief Executive Officer, Chairman	November 1, 2007
Phillip DeZwirek	and Treasurer
(Principal Executive Officer)

/s/ Claudio Mannarino	Vice President, Chief Financial	November 1, 2007
Claudio Mannarino	Officer (Principal Financial Officer
and Principal Accounting Officer)

/s/ Jonathan Pollack	Director	November 1, 2007
Jonathan Pollack

/s/ Arthur Cape	Director	November 1, 2007
Arthur Cape

/s/ Jason DeZwirek	Director	November 1, 2007
Jason DeZwirek

/s/ Donald A. Wright	Director	November 1, 2007
Donald A. Wright

/s/ Thomas W. Mills	Director	November 1, 2007
Thomas W. Mills

EXHIBIT INDEX

Exhibit No.	Description
4.1	Certificate of Incorporation of the Company (Incorporated by reference from the Company’s Registration Statement on Form 10-SB filed on February 10, 2000)

4.2	Amendment to Certificate of Incorporation dated May 20, 1999 (Incorporated by reference from the Company’s Form 10-KSB filed on April 27, 2006)

4.3	Amendment to Certificate of Incorporation dated September 21, 2005 (Incorporated by reference from the Company’s Form 10-KSB filed on April 27, 2006)

4.4	Amendment to Certificate of Incorporation dated November 6, 2006 (Incorporated by reference from Amendment No. 2 to Registration Statement on Form S-1 filed on November 6, 2006)

4.5	Amendment to Certificate of Incorporation dated October 19, 2007 (Incorporated by reference to Form 8-K filed on October 19, 2007)

4.6	Amended and Restated Bylaws of the Company. (Incorporated by reference from the Company’s Amendment No. 1 to Registration Statement on Form S-1, filed on October 27, 2006)

5.1*	Opinion of Sugar, Friedberg & Felsenthal LLP

10.1	The Company’s 2006 Equity Incentive Plan. (Incorporated by reference from Exhibit C to the definitive proxy statement filed on September 18, 2007)

23.1*	Consent of WithumSmith+Brown, P.C.

23.2*	Consent of BDO Dunwoody LLP

24.1*	Power of Attorney (Incorporated in the signature page of this Registration Statement)

*	Filed herewith